UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 28, 2014

CIFC CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 624-1200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On January 28, 2014, CIFC Corp.’s (the “Company”) Board of Directors (the “Board”) appointed Ehud Barak and Marco Musetti as news directors to the Board, each as a designee of DFR Holdings, LLC, a Delaware limited liability company, pursuant to the Third Amended and Restated Stockholders Agreement.

Mr. Ehud Barak is an internationally renowned leader and statesman, who most recently served as the Defense Minister of Israel (2007-2013). He announced his retirement from politics in 2013, after almost two decades at the top ranks of the Israeli government, including terms as Israel’s 10th Prime Minister, Minister of Foreign Affairs, and Minister of the Interior. Prior to his political career, Mr. Barak had an illustrious 36-year military career that included various top posts in the Israel Defense Forces (IDF), including the Head of Planning, Head of Military Intelligence, Commander of the Central Command, Deputy Chief of Staff, Commander of Sayaret Matkal (Israel’s Elite Commando Unit), and ultimately culminating in his tenure as the Chief of General Staff for the IDF from 1991-1995. Based on his distinguished military career, Mr. Barak is widely recognized as the most decorated soldier in the history of the IDF. In addition to his political and military experience, during a hiatus from public life (2001-2007), Mr. Barak entered the private sector, where he consulted and acted as a strategic adviser for a number of prestigious private equity firms and hedge funds, as well as consulting on security-related issues and earning accolades on the international lecture circuit. Mr. Barak has a M.S. in Engineering-Economic Systems from Stanford University in California and a B.S. in Physics and Mathematics from the Hebrew University of Jerusalem.

Mr. Musetti has been a senior officer at Renova Management AG, Zürich, Switzerland since 2007. Currently he serves as a member of the supervisory board of Renova U.S. Holdings, Ltd. (since 2009), a member of the board of directors of Sulzer AG, Winterthur, Switzerland (since 2011), the Chairman of the Board of Energetic Source Spa, Milan, Italy (Renova group company since 2013), and a member of the Board of Schmolz & Bickembach AG, Emmenbrucke, Switzerland (since 2013). From 1992 to 1998, he was the deputy head of the metals desk at Banques Bruxelles Lambert (Suisse) S.A., Geneva (Switzerland) and from 1998 to 2000, he worked for Banque Cantonale Vaudoise, Lausanne (Switzerland) as the head of the metals and structured finance desk. Between 2000 and 2007, Mr. Musetti acted as the COO and the deputy CEO for Aluminum Silicon Marketing GmbH, Zug (Switzerland). From 2008 to 2013, he was the deputy chairman of Venetos Management AG, Zurich (Switzerland), a Renova group company. Between 2007 and 2013, he served as the Chairman of the board of directors of Avelar Energy Ltd., Zurich (Switzerland), a Renova group company. Mr. Musetti has a major degree in economics from the University of Lausanne (Switzerland) and a Master of Science in Accounting and Finance from the London School of Economics and Political Science (United Kingdom).
Messrs. Barak and Musetti will also enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and the form of which has been filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: January 29, 2014	By:	/s/ Robert C. Milton III
	Name:	Robert C. Milton III
	Title:	General Counsel and Secretary